UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549-1004

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 8, 2015

INSIGNIA SYSTEMS, INC.

(Exact name of registrant as specified in its chapter)

Minnesota (State or other jurisdiction of incorporation)	1-13471 (Commission File Number)	41-1656308 (IRS Employer Identification No.)

8799 Brooklyn Blvd., Minneapolis, Minnesota (Address of principal executive offices)	55445 (Zip Code)

Registrant’s telephone number, including area code (763) 392-6200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 8, 2015, Glen P. Dall resigned as President, Chief Executive Officer and a member of the Board of Directors of Insignia Systems, Inc. (the “Company”).  John C. Gonsior has been appointed the Company’s acting President, in addition to his current roles as Chief Financial Officer, Secretary and Treasurer.

In connection with Mr. Dall’s resignation, he was offered a severance payment of $349,500.00 which was calculated based on the terms of Section 2.1 of his Agreement, dated May 14, 2013, with the Company, subject to his executing and not rescinding a customary release in a form acceptable to the Company.

Biographical information regarding Mr. Gonsior is hereby incorporated by reference from the Company’s proxy statement for its 2015 Annual Meeting of Shareholders, as filed with the Securities and Exchange Commission on April 29, 2015.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Description

99.1	Press release issued July 8, 2015, and entitled, “Insignia Systems, Inc. Announces Resignation of Chief Executive Officer and Appointment of John Gonsior as Acting President”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Insignia Systems, Inc.
(Registrant)

Date: July 10, 2015	By	/s/ John C. Gonsior
John C. Gonsior
President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release issued July 8, 2015, and entitled, “Insignia Systems, Inc. Announces Resignation of Chief Executive Officer and Appointment of John Gonsior as Acting President”